Exhibit 99.1

LanzaTech and Brookfield Form Strategic Partnership with an Initial $500 Million Commitment

Brookfield could commit additional $500 million at agreed milestones

CHICAGO, Illinois (October 3, 2022) – LanzaTech NZ, Inc. (“LanzaTech”), an innovative Carbon Capture and Transformation (“CCT”) company that transforms waste carbon into materials such as sustainable fuels, fabrics, packaging, and other products that people use in their daily lives, announces today a funding partnership with Brookfield Renewable, and its institutional partners, to co-develop and build new commercial-scale production plants that will employ LanzaTech’s CCT technology, which transforms captured carbon into valuable raw material commodities.

The funding partnership commits an initial $500 million to be invested by Brookfield Renewable in constructing and operating new CCT projects that have achieved certain pre-agreed milestones. The funding will be provided through the Brookfield Global Transition Fund (“BGTF”), which is the largest fund in the world focused on the energy transition. Brookfield will be LanzaTech’s preferred capital partner for LanzaTech CCT opportunities in Europe and North America and following initial investments totaling $500 million, Brookfield could commit to making an additional $500 million available for investments in the strategic partnership if sufficient projects are available at the agreed milestones. Brookfield will also invest $50 million in LanzaTech to support further corporate development.

“LanzaTech’s technology provides a new way to decarbonize hard-to-abate sectors across the economy,” said Natalie Adomait, Managing Partner and Chief Investment Officer of BGTF. “We view this as an attractive opportunity to accelerate deployment of this technology at scale and be a partner to grow in an emerging area of infrastructure in a decarbonized economy.”

“Creating a new carbon economy will require new ways of financing technology scale up and deployment,” said Jennifer Holmgren, CEO of LanzaTech. “We are excited to partner with Brookfield to accelerate deployment and achieve exponential growth. Together, we have the potential to target significant commodity markets and keep fossil resources in the ground. Each additional plant deployed has the potential to keep the equivalent of around 100,000 tons of carbon from the atmosphere each year. This is the new carbon economy in action!”

LanzaTech converts carbon through the power of biology, using a biocatalyst to transform emissions into fuels and chemicals. Through application of their technology, steel mill emissions have been converted into sustainable aviation fuel, clothing ranges, laundry detergent, household cleaner and fine fragrances. LanzaTech creates industrial symbioses where the emissions from heavy industry can be used by consumer goods companies to make products that would otherwise come from fossil inputs. LanzaTech aims to contribute to a world where your plane is powered by recycled GHG emissions, and your shampoo bottle started life as emissions from a steel mill.

About LanzaTech

LanzaTech harnesses the power of biology and big data to create climate-safe materials and fuels. With expertise in synthetic biology, bioinformatics, artificial intelligence and machine learning coupled with engineering, LanzaTech has created a platform that converts waste carbon into new everyday products that would otherwise come from virgin fossil resources. LanzaTech's first two commercial scale gas fermentation plants have produced over 30 million gallons of ethanol, which is the equivalent of offsetting the release of over 150,000 metric tons of CO2 into the atmosphere. Additional plants are under construction globally. LanzaTech is based in Illinois, USA. For more LanzaTech company news, visit lanzatech.com.

As previously announced, LanzaTech has entered into a merger agreement for a business combination transaction (the “Business Combination”) with AMCI Acquisition Corp. II (Nasdaq: AMCI) (“AMCI”). Upon closing, the combined company is expected to trade on Nasdaq under the ticker symbol “LNZA”.

About Brookfield Renewable

Brookfield Renewable operates one of the world’s largest publicly traded, pure-play renewable power platforms. Its portfolio consists of hydroelectric, wind, solar and storage facilities in North America, South America, Europe and Asia, and totals approximately 24,000 MW of installed capacity and an approximately 100,000 MW development pipeline.

Brookfield Renewable is the flagship listed renewable power company of Brookfield Asset Management, a leading global alternative asset manager with approximately $750 billion of assets under management.

The Brookfield Global Transition Fund, co-led by Mark Carney, Brookfield Vice Chair and Head of Transition Investing, and Connor Teskey, CEO of Brookfield Renewable, is Brookfield’s inaugural impact fund focusing on investments that accelerate the global transition to a net-zero carbon economy, while delivering strong risk-adjusted returns to investors. The Fund targets investment opportunities relating to reducing greenhouse gas emissions and energy consumption, as well as increasing low-carbon energy capacity and supporting sustainable solutions. Consistent with its dual objectives of earning strong risk-adjusted returns and generating a measurable positive environmental change, the Fund will report to investors on both its financial and environmental impact performance.

Important Information About the Business Combination and Where to Find It

The proposed Business Combination will be submitted to stockholders of AMCI for their consideration. AMCI has filed a registration statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the “SEC”) that includes both a preliminary prospectus with respect to the combined company's securities to be issued in connection with the business combination and a proxy statement to be distributed to AMCI's stockholders in connection with AMCI's solicitation of proxies for the vote by its stockholders in connection with the Business Combination and other matters as described in the Registration Statement. AMCI urges its investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/prospectus and any amendments thereto and the definitive proxy statement/prospectus, as well as other documents filed by AMCI with the SEC, because these documents will contain important information about AMCI, LanzaTech and the business combination. After the Registration Statement is declared effective, AMCI will mail the definitive proxy statement/prospectus to its stockholders as of a record date to be established for voting on the proposed business combination. Stockholders will also be able to obtain a copy of the Registration Statement, including the preliminary and definitive proxy statement/prospectus, once available, as well as other documents filed with the SEC regarding the business combination and other documents filed by AMCI with the SEC, without charge, at the SEC's website located at www.sec.gov or by directing a request to: AMCI Acquisition Corp. II, 600 Steamboat Road, Greenwich, CT 06830.

Participants in the Solicitation

AMCI and LanzaTech and their respective directors and executive officers may be considered participants in the solicitation of proxies with respect to the proposed Business Combination under the rules of the SEC. Information about the directors and executive officers of AMCI is set forth in the Registration Statement (and will be included in the definitive proxy statement/prospectus). Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of AMCI stockholders in connection with the proposed business combination is set forth in the Registration Statement (and will be included in the definitive proxy statement/prospectus). Stockholders, potential investors and other interested persons should read the proxy statement/prospectus carefully before making any voting or investment decisions. These documents can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

This press release includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of LanzaTech. These statements are based on the beliefs and assumptions of the management of LanzaTech. Although LanzaTech believes that its plans, intentions and expectations reflected in or suggested by these forward-loo king statements are reasonable, LanzaTech cannot assure you that it will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, LanzaTech’s management. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of LanzaTech, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. New risk factors that may affect actual results or outcomes emerge from time to time and it is not possible to predict all such risk factors, nor can LanzaTech assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements attributable to LanzaTech or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. LanzaTech undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-Solicitation

This press release shall not constitute a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Business Combination and shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities, in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Contacts:

Media Contact - LanzaTech

Freya Burton, Chief Sustainability Officer

lanzatechPR@icrinc.com

Investor Relations Contact - LanzaTech

Omar El-Sharkawy

Director, Corporate Development

LanzatechIR@icrinc.com

Media Contact – Brookfield

Simon Maine, Managing Director

Simon.maine@brookfield.com

Investor Relations Contact – Brookfield

Cara Silverman

Director

Cara.silverman@brookfield.com